Exhibit 99.3

Exicure, Inc. and Max-1 Acquisition Corporation

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

We were incorporated as Max-1 Acquisition Corporation in the State of Delaware on February 6, 2017. Prior to the Merger (as defined below), we were a “shell company” (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended).

On September 26, 2017, our wholly-owned subsidiary, Max-1 Acquisition Sub, Inc., a corporation formed in the State of Delaware on September 13, 2017, or the Acquisition Sub, merged with and into Exicure, Inc., a Delaware corporation referred to herein as Exicure OpCo. Pursuant to this transaction, or the Merger, Exicure OpCo was the surviving corporation and became our wholly-owned subsidiary. All of the outstanding capital stock of Exicure OpCo was converted into shares of our common stock. The issuance of shares of our common stock, or options to purchase our common stock, to holders of Exicure OpCo’s capital stock and options converted into Exicure OpCo capital stock or options, as applicable, are collectively referred to as the Share Conversion.

Upon filing of the Certificate of Merger on September 26, 2017, Exicure OpCo changed its name to Exicure Operating Company and we adopted Exicure OpCo’s former company name, Exicure, Inc., as our company name by filing a Certificate of Amendment to our Certificate of Incorporation.

On September 22, 2017, our board of directors and our pre-Merger (as defined below) stockholders approved an amended and restated certificate of incorporation, which, among other things, will increase our authorized capital stock from 50,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, to 200,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. Our amended and restated certificate of incorporation will be effective upon its filing with the Secretary of State of the State of Delaware on the date that is 20 days after the mailing of a definitive Schedule 14C information statement to our pre-Merger stockholders. On September 22, 2017, our board of directors adopted the amended and restated bylaws.

As a result of the Merger, we acquired the business of Exicure OpCo and will continue the existing business operations of Exicure OpCo as a publicly-traded company under the name Exicure, Inc. On September 26, 2017, we closed a private placement offering, or the Offering, of 6,767,360 shares of our common stock, at a purchase price of $3.00 per share.

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Exicure OpCo prior to the Merger, in all future filings with the SEC.

Immediately after giving effect to the Merger, the Share Conversion and the initial closing of the Offering, there were 35,513,987 shares of our common stock issued and outstanding as of the Closing Date, as follows:

•	the stockholders of Exicure OpCo prior to the Merger hold 26,666,627 shares of our common stock, excluding shares purchased by them in the Offering and after adjustments due to rounding for fractional shares;

•	investors in the initial closing of the Offering hold 6,767,360 shares of our common stock, excluding shares held by stockholders of Exicure OpCo prior to the Merger; and

•	the remaining 2,080,000 shares are held by persons who purchased or received such shares for services rendered from pre-Merger Max-1 Acquisition Corporation.

In addition, there are:

•	163,174 shares of common stock issuable upon the exercise of the Placement Agent Warrants;

•	options to purchase an aggregate of 3,680,997 shares of our common stock that were subject to options originally granted under the 2015 Plan to former Exicure OpCo option holders and assumed by us in connection with the Merger;

•	431,750 shares of our common stock reserved under the ESPP; and

•	5,842,525 shares of our common stock, less the number of shares subject to issued and outstanding awards under the 2015 Plan that were assumed in the Merger, reserved for issuance under the 2017 Plan as future incentive awards to executive officers, employees, consultants and directors.

The Merger is being accounted for as a reverse-merger and recapitalization. Exicure OpCo is the acquirer for financial reporting purposes, and Max-1 Acquisition Corporation is the acquired company under the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combination. Consequently, the assets, liabilities and operations that will be reflected in the historical financial statements prior to the Merger will be those of Max-1 Acquisition Corporation and will be recorded at the historical cost basis of Max-1 Acquisition Corporation, and the consolidated financial statements after completion of the Merger will include the assets, liabilities and results of operations of Exicure OpCo up to the day prior to the closing of the Merger and the assets, liabilities and results of operations of the combined company from and after the closing date of the Merger.

The following unaudited pro forma combined financial statements give effect to both the merger between Max-1 Acquisition Corporation and Exicure OpCo and the Offering and were prepared in accordance with U.S. generally accepted accounting principles in the United States, or U.S. GAAP.

Certain fees associated with the acquisition and the Offering that were incurred by Exicure OpCo and Max-1 Acquisition Corporation, such as fees for legal and financial services, are not reflected in these unaudited pro forma combined financial statements. The unaudited pro forma combined statements of operations eliminate any non-recurring charges directly related to the Merger that the combined entities incur upon completion of the Merger.

The unaudited pro forma combined balance sheet as of June 30, 2017 gives effect to the Merger and the initial closing of the Offering as if they had been consummated on June 30, 2017 and includes adjustments that give effect to events that are directly attributable to the transactions and that are factually supportable. The unaudited pro forma combined statements of operations for the six months ended June 30, 2017 and for the year ended December 31, 2016 gives effect to the transactions as if they had been consummated on January 1, 2017 and January 1, 2016, respectively, and include adjustments that give effect to events that are directly attributable to the transactions, are expected to have a continuing impact, and that are factually supportable. The notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments presented below.

The unaudited pro forma combined financial information does not purport to represent what the combined company’s results of operations and comprehensive loss or financial position would actually have been had the transactions occurred on the dates described above or to project the combined company’s results of operations and comprehensive loss or financial position for any future date or period.

The unaudited pro forma combined financial information should be read together with (1) Exicure OpCo’s audited balance sheets as of December 31, 2016 and 2015 and the related statements of operations, statements of stockholders’ deficit and statements of cash flows for the years ended December 31, 2016 and 2015 and the accompanying notes, (2) Exicure OpCo’s unaudited interim balance sheet as of June 30, 2017 and the related statements of operations, stockholders’ deficit and statements of cash flows for the six months ended June 30, 2017 and the accompanying notes, (3) Max-1 Acquisition Corporation’s audited balance sheet as of February 28, 2017 and the related statements of operations, statements of cash flows, and statements of stockholder’s equity for the period from inception (February 6, 2017) through February 28, 2017 and the accompanying notes, and (4) Max-1 Acquisition Corporation’s unaudited interim balance sheet as of May 31, 2017 and the related statements of operations, statements of cash flows, and statements of stockholder’s equity for the three months ending May 31, 2017 and the accompanying notes.

Exicure OpCo and Max-1 Acquisition Corporation

Unaudited Pro Forma Combined Balance Sheets

As of June 30, 2017

(amounts in thousands)

	Exicure OpCo	Max-1 Acquisition Corporation	Pro Forma Adjustments - Merger		Pro Forma Adjustments - Private Placement		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$8,826	$10	$(25	) A	$17,544	F	$26,357
			$2	E
Accounts receivable	69	—					69
Unbilled revenue receivable	405	—					405
Receivable from related party	9	—					9
Prepaid expenses and other assets	697	—					697
Deferred financing costs	119	—			(119	) F	—

Total current assets	10,125	10	(23)		17,425		27,537
Property and equipment, net	1,115	—					1,115
Other noncurrent assets	63	—					63

Total assets	$11,303	$10	$(23)		$17,425		$28,715

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Current portion of long-term debt	$2,483	$—					$2,483
Accounts payable	2,010	—	—				2,010
Accrued Northwestern University License Agreements fee	—	—					—
Accrued legal expenses	284	—					284
Accrued payroll-related expenses	395	—					395
Current portion of deferred revenue	5,259	—					5,259
Other accrued expenses	493	—					493
Due to related party	—	25	(25	) A			—

Total current liabilities	10,924	25	(25)		—		10,924
Long-term debt, net	3,285	—					3,285
Preferred stock warrant liability	204	—	(204	) B			—
Common stock warrant liability	—	—			211	G	211
Deferred revenue, net of current portion	—	—					—
Other noncurrent liabilities	281	—					281

Total liabilities	14,694	25	(229)		211		14,701
Stockholders’ (deficit) equity:
Non-redeemable preferred stock
Series C	33,483	—	(33,483	) C			—
Series B-2	3,641	—	(3,641	) C			—
Series B-1	5,371	—	(5,371	) C			—
Series A	135	—	(135	) C			—
Common stock	—	—	3	C	1	F	4
Additional paid-in capital	(16,793)	31	42,627	C	17,424	F	40,974
			(46	) D
			(2,269	) E
Accumulated deficit	(29,228)	(46)	204	B	(211	) G	(26,964)
			46	D
			2,271	E

Total stockholders’ (deficit) equity	(3,391)	(15)	206		17,214		14,014

Total liabilities and stockholders’ (deficit) equity	$11,303	$10	$(23)		$17,425		$28,715

Exicure OpCo and Max-1 Acquisition Corporation

Unaudited Pro Forma Combined Statements of Operations

Six Months Ended June 30, 2017

(dollars in thousands)

	Exicure OpCo	Max-1 Acquisition Corporation	Pro Forma Adjustments - Merger		Pro Forma Adjustments - Private Placement		Pro Forma Combined
Revenue:
Collaboration revenue	$5,127	$—	$—		$—		$5,127
Grant income	—	—	—		—		—

Total revenue	5,127	—	—		—		5,127
Operating expenses:
Research and development expense	7,777	—	—		—		7,777
General and administrative expense	3,536	46	—		—		3,582

Total operating expenses	11,313	46	—		—		11,359

Operating loss	(6,186)	(46)	—		—		(6,232)
Other income (expense), net:
Interest expense	(415)	—	—		—		(415)
Other income (expense), net	(23)	—	204	B	—		181

Total other income (loss), net	(438)	—	204		—		(234)

Net loss	$(6,624)	$(46)	$204		$—		$(6,466)

Basic and diluted loss per common share	$(18.27)	$(0.05)					$(0.19)
Basic and diluted weighted-average common shares outstanding	362,545	1,019,097	26,104,896	C, E	6,767,360	F	34,253,898

Exicure OpCo and Max-1 Acquisition Corporation

Unaudited Pro Forma Combined Statements of Operations

Year Ended December 31, 2016

(dollars in thousands)

	Exicure OpCo	Max-1 Acquisition Corporation	Pro Forma Adjustments - Merger		Pro Forma Adjustments - Private Placement		Pro Forma Combined
Revenue:
Collaboration revenue	$690	$—	$—		$—		$690
Grant income	346	—	—		—		346

Total revenue	1,036	—	—		—		1,036
Operating expenses:
Research and development expense	13,659	—	—		—		13,659
General and administrative expense	3,539	—	—		—		3,539

Total operating expenses	17,198	—	—		—		17,198

Operating loss	(16,162)	—	—		—		(16,162)
Other income (expense), net:
Interest expense	(724)	—	—		—		(724)
Other income (expense), net	(55)	—	201	B	—		146

Total other income (loss), net	(779)	—	201		—		(578)

Net loss	$(16,941)	$—	$201		$—		$(16,740)

Basic and diluted loss per common share	$(74.16)	$—					$(0.47)
Basic and diluted weighted-average common shares outstanding	228,447	—	28,386,536	C, E	6,767,360	F	35,382,343

Pro Forma Adjustments

A - To eliminate the note payable and related accrued interest to the stockholder of Max-1 Acquisition Corporation.

B - To reflect the termination of the warrant agreement with Hercules Technology Growth Capital upon consummation of the Merger.

C - To reflect the conversion of (i) each issued and outstanding share of Exicure OpCo Series C Preferred Stock, par value $0.00001 per share, into 0.7666652 shares of Max-1 Acquisition Corporation common stock, par value $0.0001 per share, and (ii) each issued and outstanding share of Exicure OpCo Series B-2 Preferred Stock, par value $0.00001, Exicure OpCo Series B-1 Preferred Stock, par value $0.00001, Exicure OpCo Series A Preferred Stock, par value $0.00001, and Exicure OpCo common stock, par value $0.00001, into 0.49649 shares of Max-1 Acquisition Corporation common stock, resulting in an aggregate of 26,666,627 shares of common stock, par value $0.0001, of the combined company in connection with the Merger.

D - To eliminate the accumulated deficit of Max-1 Acquisition Corporation.

E - To reflect the issuance of (i) 756,960 shares of our common stock to certain directors or stockholders of Max-1 Acquisition Corporation, and a designee of a service provider for services to the Company in connection with the negotiation of the Merger agreement and (ii) 73,040 shares of common stock sold to a pre-existing stockholder.

F - On September 26, 2017, Max-1 Acquisition Corporation (now renamed Exicure, Inc.) completed a Private Placement Offering (PPO) and issued 6,767,360 shares of common stock, with a par value of $0.0001 per share, at an offering price of $3.00 per share. The proceeds, net of placement agent and other offering expenses estimated at $2.9 million, are $17.4 million.

G - In connection with the PPO, warrants were issued to the Placement Agents to purchase an aggregate 163,174 shares of common stock. The warrants expire on March 27, 2021 and have an exercise price of $3.00 per share. The warrants are classified as a liability and a portion of the proceeds from the PPO were allocated to the warrants based on the fair value of the warrants issued in the PPO and presented as a dividend for financial reporting purposes.